UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   CBS Corporation (the “Company”) previously reported in its Current Report on Form 8-K filed January 31, 2007, the election of Leonard Goldberg to the Board of Directors, effective on such date. The Company also previously reported in its Current Report on Form 8-K filed March 30, 2007, the election of Gary L. Countryman, Linda Griego, Arnold Kopelson and Doug Morris to the Board of Directors, effective March 27, 2007, and the election of Mr. Countryman to serve as chair of the Company’s Audit Committee, effective May 1, 2007. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Current Report on Form 8-K/A to report that Mr. Countryman was elected to serve as a member of the Nominating and Governance Committee; Mr. Goldberg was elected to serve as a member of the Compensation Committee; and Ms. Griego and Mr. Morris were elected to serve as members of the Audit Committee, all effective May 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

(Registrant)

By:	/s/ Louis J. Briskman
	Name:	Louis J. Briskman
	Title:	Executive Vice President and General Counsel

Date: May 4, 2007

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